Exhibit 10.2

LIVEONE, INC.

2023 ANNUAL BONUS PLAN

I.	PURPOSES OF THE PLAN

1.01. The LiveOne, Inc. (the “Company”) 2023 Annual Bonus Plan (as amended, modified or restated from time to time, the “Plan”), effective as of January 24, 2024 (the “Effective Date”), is hereby established under the Company’s 2016 Equity Incentive Plan (as amended, modified or restated from time to time, the “EIP”). The Plan is intended to promote the interests of the Company by creating an incentive program, which will pay out in cash, stock or both, to (i) attract and retain employees who will strive for excellence and (ii) motivate those individuals to achieve above-average results by providing them with rewards for contributions to the financial performance of one or more business segments or business units of the Company.

II.	ADMINISTRATION OF THE PLAN

2.01. The Plan is hereby adopted by the Company’s Board of Directors (the “Board”) to govern “Awards” (sometimes referred to in this Plan as the “Bonuses”) under the Plan and shall be administered by the Plan Committee pursuant to the administrative authority provided to the Plan Committee by the Board or its compensation committee, subject to the Board’s or its compensation committee’s final approval of any such Awards. The Plan Committee shall have the discretion to determine the portion of the Awards to be paid in cash and the portion to be paid in the Company’s shares of common stock, $0.001 par value per share (the “Common Stock”), or restricted stock units of the Company (the “RSUs”), which shares and/or RSUs, if applicable, will be issued under the EIP, subject to the Board’s or its compensation committee’s final approval of any such Awards and its cash and stock/RSUs components and the value thereof. “Plan Committee” shall mean a committee of the following three (3) current executives of the Company, consisting as of the date of this Plan of Robert S. Ellin, the Company’s Chief Executive Officer and Chairman and a director, Aaron Sullivan, the Company’s Chief Financial Officer, and Jay Krigsman (so long as he is serving as a director of the Company). If for any reason any such Plan Committee member shall be removed or is no longer serving on the Plan Committee, the Board shall appoint a replacement member of the Plan Committee that will be an executive officer of the Company with direct ties to the Company’s operations or a member of the Board.

2.02. The Bonuses that may be earned under the Plan shall be tied to the financial performance of the Company and the price of the Common Stock for the Company’s applicable fiscal year ending March 31, 2024 and 2025 (the “Fiscal Years”). The applicable performance goals for the Company for each Fiscal Year are set forth on Schedule I attached hereto (the “Performance Goals Schedule”), which Performance Goals Schedule shall be subject to approval of the Board in connection with the establishment of this Plan.

2.03. The interpretation and construction of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Plan Committee in its sole discretion, subject to any required approval thereof by the Board or its compensation committee.

2.04. The Plan shall be administered by the Plan Committee. Subject to the provisions of the Plan, the Plan Committee shall have the authority, in its discretion and on behalf of the Company, to (i) designate Participants, (ii) determine the terms and conditions of Awards, (iii) interpret the Plan, (iv) prescribe, amend and rescind any rules and regulations relating to the Plan, and (v) to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Plan Committee under or with respect to the Plan or any Award shall be final, binding and conclusive on all Participants. Unless otherwise expressly provided in the Plan, decisions of the Plan Committee shall be final and binding on all parties who have an interest in the Plan.

III.	DETERMINATION OF PARTICIPANTS

3.01. The following individuals (each, a “Participant”) will participate in the Plan on the following basis:

(i) The bonus potential for each of Company’s Chief Executive Officer, Chief Financial Officer and such other executive officers of the Company as the Board shall determine from time to time (collectively, the “Executive Officers”) shall be allocated to the achievement of the performance criteria for each Fiscal Year as set forth in the Performance Goals Schedule, each with a specified weighting; provided, that the Plan Committee shall have full discretion to change the weighting of the components of such performance criteria as they determine based on the recommendation of the Company’s Chief Executive Officer. Such performance criteria shall be based on achievement of specific corporate objectives relating to Company initiatives regarding consolidated revenue, consolidated Adjusted EBITDA, the Company’s stock price and the achievement of such other Company key operating metrics as the Plan Committee determines, subject to the Board’s or its compensation committee’s final approval of any such Awards.

(ii) The bonus potential for the individuals set forth on Schedule II attached hereto shall be allocated to the (a) consolidated financial results of the Company, (b) achievement of Company key operating metrics approved by the Board or its compensation committee based on the recommendation of the Plan Committee, (c) achievement of such person’s approved individual goals based on the recommendation of the Plan Committee for the applicable Fiscal Year and (d) achievement of such other objectives as the Plan Committee determines, each with a specified weighting as determined by the Plan Committee based on the recommendation of the Company’s Chief Executive Officer, subject to the Board’s or its compensation committee’s final approval of any such Awards. The Plan Committee shall approve all individual goals based on the recommendation of Company’s Chief Executive Officer and Chief Financial Officer, so long as such person is serving as an executive officer of the Company. Awards may be granted to Participants selected by the Plan Committee in its sole discretion; provided, that the Executive Officers shall be mandatory Participants under the Plan.

3.02. Except as provided below and except as otherwise provided in any employment agreement, employment offer letter or severance agreement between the Company (or a subsidiary thereof) and a Participant, if a Participant does not continue in the employ of the Company or one of its subsidiaries through the last business day of the applicable Fiscal Year (the “Bonus Qualification Date”), then such Participant will not be eligible to receive a bonus under the Plan. However, the following special partial payment provisions shall be in effect:

(i) Should the Participant’s employment terminate prior to the Bonus Qualification Date as a result of death or permanent disability (as defined below), then that individual or such individual’s estate shall be entitled to a pro-rated portion of the bonus such individual would have earned, based on the Company’s actual performance for the applicable Fiscal Year, had such individual continued in the Company’s employ through the Bonus Qualification Date.

(ii) A Participant who is on a leave of absence or whose employment terminates after the start of the applicable Fiscal Year but whose leave of absence ends or whose employment recommences prior to the Bonus Qualification Date may remain eligible at the discretion of the Plan Committee, and the Plan Committee may provide that individual with a pro-rated portion (based on period or periods of active employment during such year) of the bonus such individual would have earned, based on the Company’s actual performance for the applicable Fiscal Year, had such individual remained continuously in the Company’s employ through the Bonus Qualification Date.

3.03 For purposes of the Plan:

A. A Participant shall be considered an “employee” for so long as such individual remains employed by the Company or one or more corporations or limited liability companies that are a subsidiary of the Company at all times during the applicable Fiscal Year.

B. Each corporation (other than the Company) or limited liability company in an unbroken chain of corporations beginning with the Company shall be considered to be a “subsidiary” of the Company, provided each such corporation or limited liability company (other than the last corporation or limited liability company in the unbroken chain) owns, at the time of determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

C. Unless defined otherwise in any employment agreement, employment offer letter or severance agreement entitling the Participant to a full or pro-rated bonus upon a disability termination, “permanent disability” shall mean the Participant’s inability to engage in any substantial activity necessary to perform the duties and responsibilities of his position with the Company (or any subsidiary thereof) by reason of any medically-determinable physical or mental impairment which can be expected to result in such individual’s death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

D. In no event shall there be any duplication of bonus payments under this Plan and any employment agreement, employment offer letter or severance agreement between the Company (or any subsidiary thereof) and a Participant that provides such individual with a stated bonus or bonus formula for a particular year or includes an annual bonus payment as part of a severance pay formula thereunder. Accordingly, in order to avoid any such potential duplication, such Participant - in a situation implicating duplicative payments - shall only be entitled to receive the annual bonus amount to which he may otherwise be entitled under his or her employment agreement, employment offer letter or severance agreement based on the terms and conditions set forth therein and shall not be entitled to any duplicative bonus payment under the Plan. However, the accelerated vesting of any outstanding equity awards held by the Participant under any of the Company’s stock plans, including any outstanding stock options, restricted stock or restricted stock unit awards, performance stock unit awards, or the extension of any exercise periods for such stock options, shall not be deemed to constitute a bonus payment for purposes of this Section 3.03D.

IV.	BONUS AWARDS

4.01. The following provisions shall govern the calculation and payment of the individual bonus awards that become payable under the Plan.

(a) The individual bonus award payable under the Plan to the applicable Executive Officer for the applicable Fiscal Year shall be payable in cash and/or shares of Common Stock (or RSUs), in such amounts and based on the percentages and amounts and based on the allocation between cash and Common Stock as set forth on the Performance Goals Schedule) on the Bonus Payment Date (as defined in Section 5.01), with the bonus amount to be determined on the basis of the performance of the Company and the achievement of the performance criteria, as applicable, to which the bonus potential for that Participant has been allocated in accordance with Section 3.01. Any bonus award under the Plan payable in shares of Common Stock (or RSUs) shall vest one (1) month after the Board approves such award; provided, that the Plan Committee shall have the right to delay the settlement but not vesting of any RSUs awards under the Plan in the event such delay is more advantageous for the recipient from a tax perspective.

(b) The individual bonus award payable under the Plan to each Participant (other than the Executive Officers) for the applicable Fiscal Year shall be payable in cash and/or shares of Common Stock (or RSUs) on the Bonus Payment Date, with the bonus amount to be determined on the basis of the performance of the Company and the achievement of the performance criteria or divisional or departmental goals, as applicable, to which the bonus potential for that Participant has been allocated in accordance with Section 3.01.

4.02. The following provisions shall govern the calculation of the levels at which the Company’s consolidated revenue targets and consolidated target Adjusted EBITDA (as defined in the Company’s Financial Statements (as defined in Section 4.03)) are attained for the applicable Fiscal Year and the determination of the bonus amounts based on those calculations:

(a) The actual level at which consolidated revenue for the Company has been attained for the applicable Fiscal Year will be determined on the basis of the consolidated revenues to be reported in the Company’s Financial Statements for such applicable Fiscal Year and will be calculated, for purposes of the Plan, in a manner consistent with the methodology utilized by the Plan Committee in establishing the Company’s consolidated revenue targets.

(b) In determining the actual level at which consolidated Adjusted EBITDA for the Company has been attained, consolidated Adjusted EBITDA will be determined consistent with the Company’s methodology for calculating consolidated Adjusted EBITDA for financial reporting purposes for the applicable Fiscal Year.

(c) In the event the Company acquires other assets or part(s) or entire companies or businesses during the applicable Fiscal Year, the financial performance of those acquired assets or entities (or parts thereof) shall not be taken into account in determining whether the consolidated revenue targets or Adjusted EBITDA targets for the Company for the applicable Fiscal Year have been achieved, unless otherwise determined by the Plan Committee and approved by the Board or its compensation committee.

(d) Should the Company sell, divest or spin off assets or a business (or parts thereof) during the applicable Fiscal Year and the financial performance of such assets or a business (or parts thereof) was taken into account in establishing the consolidated revenue targets and consolidated Adjusted EBITDA targets set forth in the Performance Goals Schedule (or such other performance criteria), then for the purpose of determining whether the consolidated revenue targets or consolidated Adjusted EBITDA targets for the Company for the applicable Fiscal Year have been attained, the consolidated revenue and consolidated Adjusted EBITDA calculations for the Company shall be made (1) by taking into account the actual revenue and Adjusted EBITDA performance of the sold, divested or spun off assets or business (or parts thereof) during the portion of the applicable Fiscal Year preceding the closing of such sale, divestiture or spin off and (2) for the post-closing portion of the applicable Fiscal Year, by prorating the pre-closing actual revenue and Adjusted EBITDA performance of the sold, divested or spun off assets or business (or parts thereof) during the portion of the applicable Fiscal Year preceding the closing of such sale, divestiture or spin off, for the remainder of the appliable Fiscal Year; provided, that any asset or business (or parts thereof) which is sold, divested or spun out by Company, but which Company continues to properly consolidate in accordance with the accounting principles generally accepted in the United States, shall be taken into account for the entire portion of the applicable Fiscal Year for which Company consolidates the results related to such sale, divestiture or spin off.

4.03. The Plan Committee shall, within fifteen (15) calendar days following the filing of the Company’s Annual Report on Form 10-K for the applicable Fiscal Year, determine and certify on the basis of the Company’s financial statements for such Fiscal Year as publicly reported by the Company in connection with its earnings release related to the applicable Fiscal Year (the “Financial Statements”), the actual level of attainment for consolidated revenue and consolidated Adjusted EBITDA for the applicable Fiscal Year. Any Common Stock price targets shall be determined and certified by the Plan Committee, subject to approval of the Board or the compensation committee thereof. Such certification shall be included as part of the formal minutes of the meeting at which such determinations are made. On the basis of such certification, the Plan Committee shall determine the actual bonus award for each eligible Participant. However, the Plan Committee, in making such determination, shall not award a bonus in excess of the dollar amount determined for the Participant on the basis of the bonus potential established for the particular levels at which consolidated revenue, consolidated Adjusted EBITDA, Common Stock price and any other performance objective for the applicable Fiscal Year are in fact attained unless the Plan Committee determines that it is in the best interests of the Company to do so. In the event that consolidated revenue, consolidated Adjusted EBITDA and/or Common Stock price falls between two specified levels set forth in the schedule approved by the Plan Committee, the resulting bonus (or percentage thereof) amount shall be determined based on the lower of those two points. In no event shall the bonus awarded to any Participant exceed the maximum dollar limitation of Section 4.05.

4.04. Except as otherwise provided in Section 3.02, no Participant shall earn or accrue any right to any portion of a bonus award hereunder until the Bonus Qualification Date.

4.05. In no event shall the actual bonus amount payable under this Plan to all Participants for the applicable Fiscal Year exceed the dollar amount of One Million Six Hundred Eighty Nine Thousand dollars ($1,434,800), as may be subsequently adjusted by the terms of this Plan.

V.	PAYMENT OF BONUS AWARDS

5.01. The actual bonus to which each Participant becomes entitled based on the certified level at which the consolidated revenue, consolidated Adjusted EBITDA and Common Stock price targets and such other performance objectives targets determined by the Plan Committee are actually attained for the applicable Fiscal Year shall be paid in cash and/or direct issuances of Common Stock (or RSUs), subject to the Company’s collection of all applicable federal, state and local income, employment and payroll withholding taxes and the terms of the EIP. Except as otherwise provided in Section 3.02, the bonus payments shall be made not later than the fifteenth (15th) day of the third month following the end of the applicable Fiscal Year for which the Bonus is earned and awarded, with the actual payment date to constitute the “Bonus Payment Date”.

VI.	GENERAL PROVISIONS

6.01. The Plan Committee may at any time amend, suspend or terminate the Plan, provided such action is effected by written resolution, and subject to approval of the Board. Moreover, the Plan Committee reserves the right to amend, modify or restate this Plan as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and subject to approval of the Board.

6.02. No amounts awarded or accrued under this Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

6.03. No Participant shall have the right to alienate, pledge or encumber his/her interest in this Plan or any bonus payable hereunder, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee’s creditors or to attachment, execution or other process of law.

6.04. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Committee, nor any provision of the Plan, shall be construed so as to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, except as otherwise provided in any employment agreement or employment offer letter between the Company (or a subsidiary thereof) and a Participant, each employee will be employed “at-will,” which means that either such employee or the Company may terminate the employment relationship at any time for any reason, with or without cause, subject in each case to any applicable benefits that may become payable under any employment agreement or employment offer letter between such person and the Company or any of its subsidiaries.

6.05. The Plan shall be administered, operated and construed in compliance with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of the Plan would otherwise contravene the requirements or limitations of Section 409A of the Code applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Section 409A of the Code and the Treasury Regulations thereunder that apply to such exception.

6.06. No employee, officer, Participant or any other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

6.07. The Company shall be authorized to deduct and withhold from (i) any Award granted, (ii) any compensation or other amount owing to a Participant under the Plan, or (iii) with the consent of any Participant, from any other compensation owed to such Participant, any amounts required to be deducted and withheld in respect of an Award under the provisions of any applicable federal, state and local statute, law, or regulation. The Plan Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements.

6.08. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

6.09. None of the rights, benefits, obligations or duties under the Plan may be assigned or transferred by any Participant. Participation in the Plan does not give a Participant any ownership, security or other rights in any assets of the Company or its affiliates.

6.10. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its affiliates for any specific duration. Further, the Company or any affiliate may at any time terminate a Participant’s employment, free from any liability or claim under the Plan. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the terms of the Award.

6.11.  (a)  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed amended to conform to applicable laws. The Plan shall be unfunded. Neither the Plan nor any Award shall be deemed to require the Company to deposit, invest or set aside amounts for the payment of any Awards under the Plan. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(b) All claims, disputes and other matters in question arising out of or relating to this Plan shall be resolved by binding arbitration before a panel of three arbitrators, one of whom shall be selected by the Participant’ representative, one of whom shall be selected by the Company, and the two arbitrators so selected shall select the third arbitrator, in each case selected from Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in Los Angeles County, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that the arbitrators shall be selected otherwise in the same manner set forth in this Section but substituting the American Arbitration Association, or its successor (“AAA”), in Los Angeles County, California, for JAMS. Notice of the demand for arbitration shall be filed in writing with the other party to the dispute and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to commercial rules and procedures used or established by JAMS, or if there are none, the commercial rules and procedures used or established by AAA. Notwithstanding anything to the contrary in the JAMS (or AAA) rules and procedures, the arbitration shall provide for (i) written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute and (ii) a written decision by the arbitrators that includes the essential findings and conclusions upon which the decision is based. Subject to Section 6.11(c), the parties shall bear their own costs and attorneys’ fees incurred in conducting the arbitration, and shall split equally the fees and administrative costs charged by the arbitrators and JAMS (or AAA) unless required otherwise by applicable law. Any award rendered by JAMS (or AAA) shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in Los Angeles County, California, unless otherwise agreed to by the parties.

(c) In the event of any arbitration or litigation concerning any controversy, claim, or dispute arising out of or relating to this Plan, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys’ fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrators or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

6.12. Except as explicitly prohibited by law, this Plan is provided at the Company’s sole discretion, and the Board or the compensation committee may modify, amend or terminate it (other than with respect to the Executive Officers) at any time, prospectively or retroactively, without notice or obligation for any reason, subject to obtaining any necessary shareholder approval as required by law, regulation or listing exchange requirement.

6.13. In the event that, after the Bonus Payment Date, discovered fraud or misrepresentation (as determined by the Board) should result in a need for the Company to restate its annual financial statements for the applicable Fiscal Year in a manner that reduces the consolidated Adjusted EBITDA, consolidated revenue or other figures that were used to determine the amount available for distribution under the Plan, then Participants who have received distributions under the Plan in excess of the amounts they would have been entitled to receive, but for the fraud or misrepresentation, shall be liable to repay such excess to the Company, without interest, on demand. Each Award (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Common Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as may be adopted from time to time by the Board or its compensation committee, which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or RSUs or other cash or property received with respect to the Awards (including any value received from a disposition of the shares of Common Stock or RSUs acquired upon payment of the Awards).

6.14. All Awards of Common Stock to be issued pursuant to this Plan shall be deemed issued and outstanding only as of the related Award date of such consideration, and except as set forth herein, no Participant shall be entitled to any dividend or distribution declared by the Company in respect of any Awards of Common Stock the record date for which is prior to such payment date or any RSUs which have not been settled on or prior to such record date. This right of a Participant to such Common Stock or RSUs shall not represent an ownership interest in the Company unless and until such Common Stock or the Common Stock underlying the RSUs is actually issued and shall not entitle any Participant to any rights common to any holder of any equity security of the Company.

6.15. For all purposes of this Plan, the share amounts of Common Stock and RSUs shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change of securities with respect to Common Stock occurring or having a record date on or after the Effective Date and prior to the related Award date.

6.16. This is the full and complete agreement between the Participants and the Company with respect to their incentive bonus compensation for the applicable Fiscal Year and the related service period through the Bonus Qualification Date. This Plan does not supersede, but is supplemental to, any provisions of any employment agreement or employment offer letter to which any of the Participants in this Plan may be a party.

6.17. As a condition of receiving any Award, each Participant agrees to execute the Participant Acknowledgment, attached hereto in the form of Schedule III, and until the Company receives a fully executed Participant Acknowledgment from such Participant in such form as reasonably acceptable to the Company, any Award issued to such Participant shall be deemed null and invalid.

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SCHEDULE I

[see attached]

SCHEDULE II

Any employee or officer of the Company other than the Executive Officers.

SCHEDULE III

Form of Participant Acknowledgment

The Participant acknowledges receipt of a copy of this Notice and LiveOne, Inc.’s (the “Company”) 2023 Annual Bonus Plan (as amended, modified or restated from time to time, the “Plan”), effective as of January 24, 2024 (and if applicable, the Award Agreement), and represents that he or she is familiar with the provisions hereof and thereof, and hereby accepts any Awards awarded to the Participant subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice and the Plan (and if applicable, the Award Agreement) in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Plan (and if applicable, the Award Agreement). The Participant hereby agrees that all questions of interpretation and administration relating to this Notice and the Plan (and if applicable, the Award Agreement) shall be solely resolved by the Plan Committee and the Board.

The Participant hereby acknowledges that he or she has had the opportunity to review with his own tax advisors the tax consequences of receiving this Notice and the Plan (and if applicable, the Award Agreement), and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. Participant attests that he is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, Participant hereby acknowledges and understands that he (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving any Award (and if applicable, the Award Agreement).

PARTICIPANT:

(Signature)

Print Name:

Dated: